For Immediate Release

Contacts:	Amy Power	Troy Scheer
	Office: 214.618.3318	Office: 972-323-0491
	Mobile: 214.693.2146	Mobile: 469-358-6691
	amy@trancemarketinggroup.com	troy@trancemarketinggroup.com

USGN COMPLETES MAPSANDS DEMONSTRATION AND IS RESPONDING IN WRITING TO ORAL REQUEST FOR PROPOSAL TO CONFIGURE MAPSANDS FOR AN OFFSHORE OIL PLATFORM

(CARSON CITY, Nevada) June 27, 2006 -- US Global Nanospace, Inc. (OTCBB: USGA) ("USGN") today announced that following its recently completed MAPSANDS™ capabilities live demonstration in the Middle East it has received, and is responding in writing to, an oral request by a security division of a Dubai based company for a proposal to formulate the technical requirements and provide an assessment of viability for a MAPSANDS system specifically configured to provide perimeter security for an offshore oil platform.

USGN and its key systems suppliers recently completed a live demonstration of MAPSANDS™ ability to detect, identify, track, warn, target, deter and counter intruders without the need for human control of the system.  During the demonstration, high powered acoustic devices autonomously tracked, targeted and delivered warning messages and tones as intended upon mock intruders both on foot and in vehicles at extended range. An advanced weapons platform and integrated lightweight airburst munitions weapon system demonstrated various perimeter enforcement capabilities.  These components operated in unison and in accordance with defined rules of engagement and resulting instructions from the MAPSANDS™ tracking and control software.  The system performed as intended, engaging or deterring the mock insurgents both on foot and in vehicles.

“Our recent live demonstration validated MAPSANDS™ capabilities for potential customers in an area with an urgent commitment to increase energy infrastructure protection and border security,” said Pat Scorzelli, Chairman of US Global Nanospace, Inc. “We are pleased with the level of interest the live demo has created in this region and feel confident that it has helped USGN further its’ goal of commercializing MAPSANDS™ technology.”

MAPSANDS™ is an acronym for USGN's patent pending Modular Autonomous Perimeter Security and Defense System. MAPSANDS™ is designed to provide for automated wide-area sensing and deterrence without the need for human intervention. More information about MAPSANDS™ can be found on USGN's website at usgn.com.

About US Global Nanospace
US Global Nanospace, Inc. is a solutions oriented research and development company that specializes in identifying, developing, and commercializing new and emerging technologies and products for integration into the security, defense and health and safety markets. USGN uses cross-discipline knowledge in the areas of science, engineering, nanotechnology and nanomaterials to develop products that address high performance issues. USGN has focused its commercial efforts on identifying strategic partnership companies that have the resources to manufacture, market or integrate its products on a commercial scale. USGN's products include MAPSANDS(TM), All-Clear(TM) Chem/Bio Decontamination Foam, the G-Lam line of variable threat armor solutions, NanoFilters for HVAC, NanoFilterCX, BlastX, and Radomes. More information is available at http://www.usgn.com or http://www.mapsands.com.

Safe Harbor
This announcement contains express or implied forward-looking statements about US Global Nanospace's future financial and operating results, products and business relationships. These statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to, reliance on the manufacturing, sales and marketing efforts of a third party over which US Global Nanospace has no direct control, enforceability, and validity of proprietary rights, ability to raise sufficient capital or borrow sufficient funds to fund future operations, ability to develop future products, technology shifts, potential technical or manufacturing difficulties that could delay products, competition, pricing pressures, the uncertainty of market acceptance of new products by customers, the outcome of pending or future litigation, ability to obtain and maintain regulatory approvals for products, general economic factors and other risks identified and discussed in US Global Nanospace's filings with the Securities and Exchange Commission, including those set forth in US Global Nanospace's annual report on Form 10-KSB for the fiscal year ended March 31, 2005 and its subsequent quarterly reports on Form 10-QSB. These forward-looking statements are based on management's expectations as of the date hereof. Future results may differ materially from US Global Nanospace's current expectations. US Global Nanospace disclaims any intent or obligation to update those forward-looking statements, except as required by law.

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